Report of Independent Registered Public Accounting
Firm

To the Board of Trustees and Shareholders of Wasatch Funds
Trust:

In our opinion, the accompanying statements of assets and liabilities, including the schedules of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Wasatch Core Growth Fund, Wasatch Emerging India Fund, Wasatch Emerging Markets
Select Fund, Wasatch Emerging Markets Small Cap Fund,
Wasatch Frontier Emerging Small Countries Fund, Wasatch
Global Opportunities Fund, Wasatch International Growth
Fund, Wasatch International Opportunities Fund, Wasatch
Large Cap Value Fund, Wasatch Long/Short Fund, Wasatch
Micro Cap Fund, Wasatch Micro Cap Value Fund, Wasatch
Small Cap Growth Fund, Wasatch Small Cap Value Fund,
Wasatch Strategic Income Fund, Wasatch Ultra Growth Fund,
Wasatch World Innovators Fund, Wasatch-1st Source Income
Fund, and Wasatch-Hoisington U.S. Treasury Fund (hereafter referred to as the "Funds") at September 30, 2016, the results of each of their operations for the year then ended, the changes in each of their net assets for each of the two years in the period then ended and the financial highlights for each of the periods presented, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board
(United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at September 30, 2016 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.



/s/PricewaterhouseCoopers LLP
Kansas City, Missouri
November 22, 2016